As filed with the Securities and Exchange Commission on June 28, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Ameristock ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See next page

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest of each series of Ameristock ETF Trust	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136721

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The securities to be registered hereby are shares of beneficial interest of Ameristock ETF Trust (the “Trust”). A description of the shares, $0.001 par value, of the Trust is set forth in the Trust’s Registration Statement on Form N-1A (File Nos. 333-136721 and 811-21941) filed with the Securities and Exchange Commission on August 18, 2006 as amended from time to time (the “Registration Statement”), which description is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Trust currently consists of five separate series. Each of the Trust’s five series and their respective I.R.S. Employer Identification Numbers are as follows:

Ameristock/Ryan 1 Year Treasury ETF	20-8583392
Ameristock/Ryan 2 Year Treasury ETF	20-8583495
Ameristock/Ryan 5 Year Treasury ETF	20-8583573
Ameristock/Ryan 10 Year Treasury ETF	20-8583643
Ameristock/Ryan 20 Year Treasury ETF	20-8583739

Item 2. Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1
The Trust’s Declaration of Trust is included as Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-136721 and 811-21941) filed with the Securities and Exchange Commission on August 18, 2006.

2
Amendment No. 1 to the Trust’s Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-136721 and 811-21941) filed with the Securities and Exchange Commission on June 11, 2007.

3
The Trust’s Bylaws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-136721 and 811-21941) filed with the Securities and Exchange Commission on March 9, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2007

Ameristock ETF Trust

By:	/s/ Howard Mah
Howard Mah
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1	USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871), filed with the Securities and Exchange Commission on October 6, 2006 (incorporated herein by reference)
2
Form of the Second Amended and Restated Limited Partnership Agreement (incorporated herein by reference to Exhibit 3.1 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))

3	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to USNG’s Form S-1 Registration Statement, as amended (Registration No. 333-137871))